                                                                      EXHIBIT 21

                           PRIMEDIA INC. SUBSIDIARIES

                                                              JURISDICTION
                                                                   OF
NAME OF SUBSIDIARY                                            ORGANIZATION
------------------                                            ------------
About, Inc..................................................      DE
AgriClick LLC...............................................      DE
AllHome Real Estate, Inc....................................      MA
Canadian Red Book, Inc......................................    Canada
Canoe & Kayak, Inc..........................................      DE
Channel One Communications Corporation......................      DE
Channel One Interactive, Inc................................      DE
ConsumerClick Corp..........................................      DE
Cover Concepts Marketing Services, LLC......................      DE
CSK Publishing Company, Inc.................................      DE
Distributech LLC............................................      DE
Films For The Humanities & Sciences, Inc....................      DE
Go Lo Entertainment, Inc....................................      DE
Guias do Brasil Ltda........................................    Brazil
Haas Publishing Companies, Inc..............................      DE
Hacienda Productions, Inc...................................      DE
HPC Brazil, Inc.............................................      DE
HPC do Brasil Ltda..........................................    Brazil
HPC Interactive, Inc........................................      DE
HPC Interactive, LLC........................................      DE
HPCi Reality Inc............................................      NY
HSW Video LLC...............................................      DE
IndustryClick Corp..........................................      DE
IntelliChoice, Inc.,........................................      CA
Intermediate Holdco LLC.....................................      DE
Intertec Publishing (UK) Limited............................      UK
Kagan Asia Media Ltd........................................      UK
Kagan Media Appraisals, Inc.................................      CA
Kagan Seminars, Inc.........................................      CA
Kagan World Media, Inc......................................      DE
Kagan World Media Limited...................................      UK
Liberty Productions Inc.....................................      PA

                                                                      EXHIBIT 21

                                                              JURISDICTION
                                                                   OF
NAME OF SUBSIDIARY                                            ORGANIZATION
------------------                                            ------------
McMullen Argus Publishing, Inc..............................      CA
Media Central Acquisition, LLC..............................      DE
Media Central IP Corp.......................................      DE
Media Central LLC...........................................      DE
Paul Kagan Associates, Inc. (fka PKA Acquisition Corp)......      DE
PRIMEDIA Business Magazines & Media Inc. (fka Intertec
  Publishing)...............................................      DE
PRIMEDIA California Digital Inc. (fka EMAP Digital USA).....      DE
PRIMEDIA Companies Inc......................................      DE
PRIMEDIA Digital Video Holdings LLC.........................      DE
PRIMEDIA Enterprises, Inc...................................      DE
PRIMEDIA Enthusiast Publications, Inc.......................      PA
PRIMEDIA Finance Shared Services, Inc.......................      DE
PRIMEDIA Holdings III, Inc..................................      DE
PRIMEDIA Information, Inc...................................      DE
PRIMEDIA International, Inc.................................      DE
PRIMEDIA Investment LLC.....................................      DE
PRIMEDIA Leisure Group Inc. (fka EMAP Inc.).................      DE
PRIMEDIA Magazine Finance, Inc..............................      DE
PRIMEDIA Magazines, Inc.....................................      DE
PRIMEDIANet Inc.............................................      DE
PRIMEDIA Prism LLC..........................................      DE
PRIMEDIA Productions Dallas LLC (fka PRIMEDIA Digital Video
  LLC)......................................................      DE
PRIMEDIA Special Interest Publications, Inc.................      DE
PRIMEDIA Speciality Group Inc. (fka EMAP USA Inc.)..........      DE
PRIMEDIA TeenClick Corporation..............................      DE
PRIMEDIA Ventures, Inc......................................      DE
PRIMEDIA Workplace Learning LLC.............................      DE
PRIMEDIA Workplace Learning LP..............................      DE
PRIMEDIA Youth Entertainment LLC............................      DE
Simba Information, Inc......................................      CT
The Virtual Flyshop, Inc....................................      CO
Westcott PRIMEDIA Limited...................................      UK